Exhibit 10.2
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                  Form of Stock Option Agreement for Employees
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                             FOUR OAKS FINCORP, INC.

                                STOCK OPTION PLAN

                         FORM OF STOCK OPTION AGREEMENT
                                   (Employee)

     This Option Agreement is made as of the day of , , by and between Four Oaks Fincorp, Inc., a North Carolina business corporation (the "Company"), and an employee of the Company (the "Employee").

     The Company desires to carry out the purpose of its Stock Option Plan (the "Plan") by affording the Employee an opportunity to purchase shares of its common stock, par value one dollar ($1.00) per share (the "Common Stock"), as provided in this Agreement.

     NOW, THEREFORE, in consideration of the mutual convenience set forth in this Agreement and for other good and valuable consideration, the Company and the Employee have agreed, and do by this Agreement agree, as follows:

     1. Grant of Option. The Company by this Agreement irrevocably grants to the Employee the right and option (the "Option") to purchase ( ) shares of Common Stock (such number being subject to adjustment as provided in Paragraph 7 of this Agreement) on the terms and conditions set forth in this Agreement.

     2. Purchase Price. The purchase price of the shares of the Common Stock covered by this Option shall be dollars cents per share.

     3. Term of Option. The term of the Option shall be for a period of four (4) years from the date of this Agreement, subject to earlier termination as provided in Paragraphs 5, 6, 8, and 10 of this Agreement. The Option shall not be exercisable before the first anniversary of the date of this Agreement. The purchase price of the shares of Common Stock as to which the Option shall be exercised shall be paid in full in cash at the time of exercise. Except as provided in Paragraphs 5 and 6 of this Agreement, the Option may not be exercised at any time unless the Employee shall be in the Company's continuous employment from the date of this Agreement to the date of the exercise of the Option. The Employee as holder of the Option shall not have any of the rights of a shareholder with respect to the shares of Common Stock covered by the Option except to the extent that one or more certificates for such shares shall be issued to him/her upon the due exercise of the Option and payment of the purchase price and the Company shall make no adjustments for dividends or other rights for which the record date is before the date the Company issues the certificates representing such shares.

     4. Nontransferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Employee only he/she may exercise the Option. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above) pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar processes. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions of this Agreement and the levy of any execution, attachment, or similar process upon the Option shall be null and void and without effect.

     5. Termination of Employment. In the event of any termination of the Employee's employment that is either (a) for cause, or (b) voluntary on the part of the Employee and without the Company's written consent, the Option shall (except to the extent exercised before termination of the Employee's employment) immediately terminate. "Cause" means (a) criminal conviction for fraud, embezzlement, misappropriation or the like, (b) misconduct involving moral turpitude or (c) a failure to perform the Employee's duties faithfully, diligently, competently, and to the best of his/her ability for reasons other than serious physical disability or other incapacity, as determined in the Committee's sole discretion. Retirement in accordance with the Company's normal retirement policies or termination of employment in the event of disability as determined in the Committee's sole discretion shall not be deemed to be voluntary on the part of the Employee.

In the event that the Employee's employment shall otherwise terminate (except by reason of his/her death) the Employee may exercise the Option (to the extent she is entitled to do so at the termination of employment) at any time within fifteen (15) months after such termination but not more than four (4) years after the date of this Agreement; provided, however, the Option may not be exercised if the Option was previously terminated pursuant to the provisions of Paragraph 8 of the Agreement. So long as the Employee shall continue to be an employee of the Company the Option shall not be affected by any change in her duties or position. Nothing in this Agreement shall confer upon the Employee any right to continue in the Company's employment or interfere in any way the Company's right to terminate his/her employment at any time.

     6. Death of employee. If the Employee shall die while he shall be employed by the Company or shall die within fifteen (15) months after the termination of his/her employment, the Option may be exercised (to the extent that the Employee was entitled to do so at his death) by any legatee of the Option under the Employee's will, by the Employee's personal representative or by any distributees of the Option any time within fifteen (15) months after his/her death, but not more than four(4) years after the date of this Agreement; provided, however, the Option may not be exercised if the Option was previously terminated pursuant to the provision of Paragraph 5 or 8 of this Agreement.

     7. Changes in Capital Structure. Subject to the provisions of Paragraph 8 of this Agreement, if all or any portion of the Option shall be exercised after any stock dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date of this Agreement, as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock, or shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the person who exercises the Option shall receive, for the aggregate price paid upon such exercises, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date of this Agreement) had been purchased by the person as of the date of this Agreement for the same aggregate price (on the basis of the price per share set forth in Paragraph 2) and had not been disposed of, such person would be holding, at the time of such exercise, as a result of such purchase and all such dividend, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations, provided, however, that no fractional share shall be issued upon any such exercise, and the aggregate price paid shall be appropriately reduced to account for any fractional share not issued. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by Paragraph 3.

     8. Termination of Option on Merger or Sale of Assets. A liquidation of the Company, a merger or consolidation in which the Company is not the surviving or resulting corporation or a sale of all or substantially all of the Company's assets shall cause the Option to the extent outstanding to terminate on the effective date of such action. Notwithstanding the preceding sentence, upon a liquidation of the Company, a merger or consolidation in which the Company is not the surviving or resulting corporation or a sale of all or substantially all of the Company's assets, the Employee shall have the right, within his/her sole discretion and without regard to the provision of Paragraph 3 making the Option exercisable only on or after the first anniversary of the date of this Agreement to exercise the Option before the effective date of such action to the extent he/she shall not have already exercised the Option. To the extent not so exercised the Option shall terminate on the effective date of such action.

     9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of shares in respect of which is being exercised and shall be signed by the person who shall exercise the Option. Such notice shall either (a) be accompanied by payment of the full purchase price of such shares, in which event the Company shall deliver a certificate or certificates representing such shares as soon as practicable after notice shall be received; or (b) fix a date (not less than five(5) nor more than fifteen (15) business days from the date such notice shall be received by the Company) for the payment of the full purchase price of such shares against delivery of a certificate or certificates representing such shares. A certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person who shall exercise the Option, and shall be delivered as provided above to or upon the written order of the person who shall exercise the Option. As a condition to the issuance of the shares as to which the Option shall be exercised, the Employee authorizes the Company to withhold from any regular cash compensation payable to him any taxes required to be withheld by the Company under Federal, North Carolina or other local law as a result of the exercise of the Option; provided, however, if the Company so requests, the person who shall exercise the Option shall in the alternative remit to the Company at the time of any exercise of the Option any taxes required to be withheld by the Company under Federal, North Carolina or other local law as a result of the exercise of the Option. In the event the Option shall be exercised pursuant to Paragraph 6, by any person other than the Employee, the notice of exercise shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that shall be purchased in the exercise of the Option shall be fully paid and non-assessable.

     10. Forfeiture. If the sum of (a) the number of shares of Common Stock purchased by the employee under the Company's Employee Stock Purchase and Bonus Plan and (b) the number of shares of Common Stock available to the Employee under the Plan, exceeds 40 percent of the sum of (a) the numbers of shares of Common Stock reserved under the Plan (including those shares subject to options) at the time of making the determination and (b) the number of shares of Common Stock purchased under the Plan, Employee shall forfeit the option to purchase a number of shares of Common Stock equal to the number of shares in excess of 40 percent of such sum. In computing such excess, adjustments in the number of shares of Common Stock shall be made in a manner consistent with Paragraph 7. Options shall be forfeited in order of purchase price with higher priced options forfeited before lower priced options, without regard to whether the options are evidenced by this Option Agreement or another option agreement. Within the same price range, options shall be forfeited in order of age with older options forfeited before more recently granted options.

     11. General. The Company shall make available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement. The exercise of the Option shall be subject to the condition that if at any time the Company shall determine in its discretion that (a) the satisfaction of withholding tax or other withholding liabilities, (b) the listing upon any securities exchange or the registration or qualification under any state or Federal law of any shares of Common Stock otherwise deliverable upon such exercise or (c) the consent or approval of any regulatory body is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares of Common Stock pursuant to such exercise, then in any such event, such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. The Option shall not constitute an incentive stock option (within the meaning of Internal Revenue Code 422).

     12. Severability and Governing Law. If any provision of this Agreement or its application to any circumstance be deemed invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other circumstances shall not be affected. This Agreement shall not be effective until executed by the Company at its principal office in Four Oaks, North Carolina, and shall be governed by and construed in accordance with the laws of the State of North Carolina.

     13. Notices. Any notices provided under this Agreement shall be in writing and shall be delivered in person to the party to be notified or sent by certified mail. Notices sent to the Company shall be addressed to the Company's principal office in Four Oaks, North Carolina. Notices sent to the Employee shall be addressed to the Employee at his address as it appears in the Company's regular records.

     14. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Employee with respect to the subject matter of this Agreement. No waiver, modification or amendment of any of the terms or conditions of this Agreement shall be effective unless set forth in writing signed by the Company and the Employee.

     IN WITNESS WHEREOF, the Company has caused this Option Agreement to be executed by its duly authorized officers, and the Employee has set his/her hand and seal to this Option Agreement, all as of the day and year first above written.


                                           FOUR OAKS FINCORP, INC.

                                           BY: ____________________________
                                                  Authorized Officer

(CORPORATE SEAL)

ATTEST

__________________________
Secretary

                                           ________________________________
                                                       Employee